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                                                                     Exhibit 4.4

                                SIPEX CORPORATION

           NON-QUALIFIED STOCK OPTION AGREEMENT STAGED EXERCISABILITY

           SIPEX Corporation, a Massachusetts corporation (the "Corporation") hereby grants the following stock option pursuant to its 2000 Non-Qualified Stock Option Plan. The terms and conditions attached hereto are also a part hereof.

         Name of Optionee (the "Optionee"):

         Date of this option grant:

         Number of shares of the Corporation's
         Common Stock subject to this
         option ("Option Shares"):

         Option exercise price per share:

         Number, if any, of Option Shares that
         may be immediately purchased on
         or after grant date:

         Number of Option Shares subject to
         vesting schedule:

         Vesting Start Date:

           Vesting Schedule:

         One year from Vesting Start Date:      [an additional] __________shares

         Two years from Vesting Start Date:     an additional _______ shares

         Three years from Vesting Start Date:   an additional _______ shares

         Four years from Vesting Start Date:    an additional _______ shares

         Five years from Vesting Start Date:    all remaining shares


         Payment alternatives:
                                                Section 7(a) (i) through (iv)



____________________________________
                                             SIPEX CORPORATION
Signature of Optionee                        By:________________________________
                                                 Name of Officer:
                                                 Title:
____________________________________
Street Address


____________________________________
City/State/Zip Code
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                                SIPEX CORPORATION

    NON-QUALIFIED STOCK OPTION AGREEMENT -- INCORPORATED TERMS AND CONDITIONS


           1. Grant Under Plan. This option is granted pursuant to and is governed by the Corporation's 2000 Non-Qualified Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date. In the event of any conflict between this Agreement and the provisions of the Plan, the Plan shall govern.


           2. Grant as Non-Qualified Stock Option. This option is intended to be a non-qualified stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

           3. Vesting of Option if Business Relationship Continues. The Optionee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, indicated on the cover page hereof. If the Optionee has continuously served the Corporation or any Related Entity (as defined in the Plan) as an employee, consultant or advisor (such service is described herein as maintaining or being involved in a "Business Relationship") through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Optionee ceases to maintain a Business Relationship with the Corporation and all Related Entities may be exercised only before the date which is ten years from the date of this option grant.

           4. Termination of Employment.

                      (a) Termination Other Than for Cause. If the Optionee ceases his or her Business Relationship with the Corporation and all Related Entities, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option may no longer be exercised after the passage of three months from the date of termination of the Optionee's Business Relationship, but in no event later than the scheduled expiration date. For purposes hereof, the Business Relationship with the Corporation or any Related Entity shall include a consulting arrangement between the Optionee and the Corporation or any Related Entity that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Corporation or any Related Entity that specifically refers to this option. This option shall not be affected by any change of duties within or among the Corporation and Related Entity so long as the Optionee continuously maintains his or her Business Relationship with the Corporation or any Related Entity.

                      (b) Termination for Cause. If the Optionee's Business Relationship is terminated for Cause (as defined in Section 4(c)), this option shall expire (that is, may no longer be exercised), upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

                      (c) Definition of Cause. "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Corporation or any Related Entity in accordance with the terms or requirements of his or her Business Relationship; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Corporation or any Related Entity;
           (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Corporation or any Related Entity, or breach of an employment or other agreement with the Corporation or any Related Entity, which results in direct or indirect loss, damage or injury to the Corporation or any Related Entity; (v) the unauthorized disclosure of any trade secret or confidential information of the Corporation or any Related Entity; or
           (vi) the commission of an act which constitutes unfair competition with the Corporation or any Related Entity or which induces any customer or supplier to breach a contract with the Corporation or any Related Entity.
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           5. Death; Disability.

                      (a) Death. If the Optionee dies while in a Business Relationship with the Corporation or any Related Entity, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been transferred pursuant to
           Section 10, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

                      (b) Disability. If the Optionee ceases his or her Business Relationship with the Corporation or any Related Entity by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of termination of the Optionee's Business Relationship with the Corporation or any Related Entity, only at any time within 180 days after such termination of the Optionee's Business Relationship, but not later than the scheduled expiration date. For purposes hereof, "disability" means "permanent and total disability" as defined in Section 22(e)(3) of the Code.

           6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

           7. Payment of Exercise Price.

                      (a) Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

                      (i) in cash or by check payable to the order of the Corporation; or

                      (ii) subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value (determined in accordance with the Plan) equal as of the date of exercise to the option price; or

                      (iii) by delivery of an assignment satisfactory in form and substance to the Corporation of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

                      (iv)       by any combination of the foregoing.

                      (b) Limitations on Payment by Delivery of Common Stock. If
           Section 7(a)(ii) is applicable, and if the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Corporation in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Corporation, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Corporation unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

           8. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act"), the Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:
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           "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Non-Qualified Stock Option Agreement dated as of [________], a copy of which the Corporation will furnish to the holder of this certificate upon request and without charge."

           9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Corporation, at its principal executive office, or to such transfer agent as the Corporation shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

           10. Transferability. This option is not transferable or assignable except with the consent of the Corporation or by (i) a valid court order, (ii) will, or (iii) the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

           11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

           12. No Obligation to Continue the Business Relationship. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Corporation to continue the Optionee's Business Relationship with the Corporation or any Related Entity.

           13. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Corporation, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

           14. Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Corporation, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

           15. Withholding Taxes. If the Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

           16. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in Massachusetts pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

           17. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.
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           18. Miscellaneous.

                      (a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address set forth below or at the address shown on the records of the Corporation, and if to the Corporation, to the Corporation's principal executive offices, attention of the Corporate Secretary.

                      (b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

                      (c) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

                      (d) Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Corporation are hereby made applicable hereunder and are incorporated herein by reference.

                      (e) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

                      (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

                      (g) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.